UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2025

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes Issued by AmeriGas Partners and Finance Corp.

On May 30, 2025, AmeriGas Partners, L.P. (“AmeriGas Partners”) and AmeriGas Finance Corp. (“Finance Corp.” and, together with AmeriGas Partners, the “Issuers”), indirect, wholly owned subsidiaries of UGI Corporation (the “Company”), issued $550.0 million aggregate principal amount of their 9.500% senior unsecured notes due 2030 (the “2030 Notes” and the offering of the 2030 Notes, the “Offering”). The 2030 Notes were issued pursuant to an Indenture, dated as of May 30, 2025 (the “2030 Notes Indenture”), between the Issuers and U.S. Bank Trust Company, National Association (“USBTC”), as trustee (the “Trustee”). The 2030 Notes will pay cash interest semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2025. The 2030 Notes were issued in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Triggering Event Repurchase Right

At any time and from time to time prior to June 1, 2027, upon not less than 10 nor more than 60 days’ notice, the 2030 Notes will be redeemable at the Issuers’ option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the 2030 Notes redeemed, plus a make-whole premium as set forth in the 2030 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. At any time and from time to time on or after June 1, 2027, upon not less than 10 nor more than 60 days’ notice, the Issuers may redeem all or a part of the 2030 Notes, at their option, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that declines (from 4.750% to 0.000%) depending on the year of redemption.

In addition, at any time prior to June 1, 2027, the Issuers may redeem up to 40.0% of the aggregate principal amount of the 2030 Notes at a redemption price equal to 109.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, with the net cash proceeds of one or more equity offerings by AmeriGas Partners or any direct or indirect parent of AmeriGas Partners (including the Company).

The Issuers or a third party have the right to redeem the 2030 Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption following the consummation of a Change of Control Triggering Event, as defined in the 2030 Notes Indenture, if at least 90% of the 2030 Notes outstanding prior to such date of purchase are purchased pursuant to a change of control offer with respect to such Change of Control Triggering Event. The holders of the 2030 Notes will also have the right to require the Issuers to repurchase the 2030 Notes upon the occurrence of a Change of Control Triggering Event at an offer price equal to 101.0% of the principal amount of the 2030 Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Ranking

The 2030 Notes are the Issuers’ senior unsecured joint and several obligations. The 2030 Notes will rank equally in right of payment with all of the Issuers’ existing and future senior unsecured indebtedness. The 2030 Notes are effectively junior to any of the Issuers’ secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated in right of payment to all indebtedness and other liabilities of the Issuers’ subsidiaries that do not guarantee the 2030 Notes, including any obligations of AmeriGas Partners’ operating partnership, AmeriGas Propane, L.P. (the “Operating Partnership”), including the indebtedness of the Operating Partnership incurred under the Operating Partnership’s certain Senior Secured Revolving Credit Facility, dated as of August 2, 2024, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Restrictive Covenants

The 2030 Notes Indenture contains covenants that limit AmeriGas Partners’ and its restricted subsidiaries’ ability to, among other things: (i) incur additional indebtedness; (ii) create or incur liens; (iii) engage in transactions with affiliates; (iv) engage in mergers or consolidations or sell all or substantially all of the Issuers’ assets; (v) make restricted payments, loans and investments; (vi) enter into business combinations and sell assets; and (vii) engage in other lines of business. The 2030 Notes Indenture also contains customary events of default.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2030 Notes Indenture. A copy of the 2030 Notes Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Use of Proceeds

The Issuers used the net proceeds of the issuance of the 2030 Notes, together with cash on hand and other sources of liquidity at the Issuers, to repurchase or redeem all of their outstanding 5.875% Senior Notes due 2026 (the “2026 Notes”), including accrued interest thereon, and to pay related fees and expenses associated with the foregoing.

Item 1.02 Termination of a Material Definitive Agreement.

As disclosed in the Company’s Current Report on Form 8-K, filed on May 28, 2025, holders of $553,275,000 in aggregate principal amount validly tendered (and did not validly withdraw) their 2026 Notes as of the expiration of the Tender Offer (as defined therein) and, subsequently, $150,000 in aggregate principal amount of 2026 Notes were validly tendered (and not validly withdrawn) through the guaranteed delivery procedures of the Tender Offer. On May 30, 2025, the Issuers accepted for purchase (and purchased) the 2026 Notes validly tendered as of the expiration and through the guaranteed delivery procedures, in each case, for a total consideration of $1,010 for each $1,000 principal amount of the 2026 Notes tendered, plus accrued and unpaid interest up to, but excluding, May 30, 2025.

On May 20, 2025, the Issuers directed USBTC, as trustee (the “2026 Trustee”) under the indenture, dated as of June 27, 2016 (the “2026 Notes Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of June 27, 2016 (the “2026 Notes Supplemental Indenture” and, together with the 2026 Notes Base Indenture, the “2026 Notes Indenture”), between the Issuers and the 2026 Trustee, to issue a conditional notice of full redemption to redeem all of the outstanding principal amount of the Issuers’ 2026 Notes.

The 2026 Notes will be redeemed on June 20, 2025 (the “Redemption Date”), at a price equal to (i) 100.000% of the principal amount of the 2026 Notes redeemed, plus the Applicable Premium as of the Redemption Date, which will be calculated by or on behalf of the Issuers pursuant to the formula set forth in the 2026 Notes Supplemental Indenture (the “Redemption Price”), and (ii) accrued and unpaid interest thereon (from the February 20, 2025 interest payment date) to, but excluding, the Redemption Date (together with the Redemption Price, the “Redemption Payment”). On and after the Redemption Date, interest will cease to accrue on the 2026 Notes called for redemption (subject to Section 11.06 of the 2026 Notes Base Indenture) and, accordingly, no interest will be paid on such 2026 Notes on the August 20, 2025 interest payment date.

On May 30, 2025, the Issuers deposited with the 2026 Trustee $114,224,354.72 in trust and irrevocably instructed the 2026 Trustee to apply the money deposited with the 2026 Trustee toward the redemption in full of the remaining 2026 Notes on the Redemption Date. Upon deposit of the redemption payments, the 2026 Notes Indenture was satisfied and discharged in accordance with its terms with respect to the 2026 Notes. As a result of the satisfaction and discharge of the 2026 Notes Indenture with respect to the 2026 Notes, the Issuers have been released from their obligations under the 2026 Notes Indenture with respect to the 2026 Notes except with respect to those provisions of the 2026 Notes Indenture that, by their terms, survive the satisfaction and discharge of the 2026 Notes Indenture with respect to the 2026 Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information required by Item 2.03 relating to the 2030 Notes and the 2030 Notes Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of May 30, 2025, between the Issuers and U.S. Bank Trust Company, National Association, as trustee (including the form of 2030 Notes).

104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

June 2, 2025	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary